UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     Unregistered Sales of Equity Securities.

On March 3, 2009, the Company issued a convertible note (the “Note”) to Frederick W. Field, a director of the Company.  The Note is in the principal amount of $200,000 with the principal amount and accrued interest at the rate of 5% per annum automatically convertible into shares of the Company’s Common Stock at a price of $0.03 per share at such time as the Company has sufficient authorized shares.

The issuance of the Note was exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as a transaction not involving a public offering.  The Note contains a restricted legend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	March 6, 2009	By:	/s/DIMITRI VILLARD
		Name:	Dimitri Villard
		Title:	Chief Executive Officer